P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	Contact:	John C. Rogers
April 1, 2020		Chief Financial Officer and Treasurer
(740) 373-3155

PEOPLES BANCORP INC. TO ANNOUNCE 1ST QUARTER 2020 EARNINGS AND CONDUCT CONFERENCE CALL ON APRIL 21, 2020
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (Nasdaq: PEBO) today announced it intends to release first quarter 2020 earnings before the market opens on Tuesday, April 21, 2020, and conduct a facilitated conference call with analysts, media and individual investors at 11:00 a.m. Eastern Daylight Time on the same date.
The conference call will consist of commentary from Chuck Sulerzyski, President and Chief Executive Officer, and John Rogers, Chief Financial Officer and Treasurer, regarding Peoples’ results and strategic outlook, followed by a question and answer period. The dial-in number for this call will be (866) 890-9285. A simultaneous webcast of the conference call audio (listen-only mode) and archived replay will be accessible online via the “Investor Relations” section of Peoples’ website. The audio replay will be available for one year.
Individuals wishing to participate in the live conference call are encouraged to call or sign in at least 15 minutes prior to the scheduled start time.
Peoples is a diversified financial services holding company with $4.4 billion in total assets, 88 financial service locations, including 77 full-service bank branches and 85 ATMs in Ohio, Kentucky and West Virginia. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. Peoples' common shares are traded on The Nasdaq Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of U.S. publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

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